Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Sang S. Wang, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Nassda Corporation on Form 10-K for the fiscal year ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Nassda Corporation.

By:	/s/ SANG S. WANG
Name:	Sang S. Wang
Title:	Chief Executive Officer and Chairman of the Board

I, Tammy S. Liu, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Nassda Corporation on Form 10-K for the fiscal year ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Nassda Corporation.

By:	/s/ TAMMY S. LIU
Name:	Tammy S. Liu
Title:	Chief Financial Officer and Vice President, Finance and Administration